SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2004

NANOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23541	33-0489621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 410-4600

Item 5. Other Events.

On February 10, 2004, Nanogen, Inc. (the “Registrant”) announced that it has signed a definitive agreement to acquire SynX Pharma, Inc., a company organized and existing under the laws of the Province of Ontario. A copy of the press release issued by the Registrant on February 10, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of Registrant, dated February 10, 2004, announcing that it has signed a definitive agreement to acquire SynX Pharma, Inc., a company organized and existing under the laws of the Province of Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Dated: February 10, 2004	By:	/s/ David Ludvigson
David Ludvigson,
Executive Vice President
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of Registrant, dated February 10, 2004, announcing that it has signed a definitive agreement to acquire SynX Pharma, Inc., a company organized and existing under the laws of the Province of Ontario.